Exhibit 10.1

United Technologies Corporation

2005 Long Term Incentive Plan

Restricted Stock Award

Schedule of Terms

RESTRICTED STOCK AWARD

United Technologies Corporation (the “Corporation”) hereby awards certain restricted shares of United Technologies Corporation common stock (“Award”), subject to the terms set forth herein and the terms of the United Technologies Corporation 2005 Long Term Incentive Plan (the “LTI Plan”). The recipient of the Award (the “Recipient”), the number of shares awarded, the end of the restricted holding period (the “Vesting Date”) and/or the date performance objectives relative to the Award must be achieved (“Vesting Achievement Date”) are set forth in the Statement of Award issued to the Recipient (the “Statement of Award”). This Award will become effective upon the Recipient’s signing and returning the appropriate portion of the Statement of Award to the Program Administrator – Stock Options.

RESTRICTION ON TRANSFERABILITY

The certificate for the restricted shares of common stock of the Corporation or the electronic records of such shares maintained by the Corporation’s transfer agent will evidence the restriction prohibiting the Recipient, as registered owner of the shares, from assigning, selling or otherwise transferring any interest in the shares (the “Restriction”). The Restriction will be removed upon satisfaction of vesting requirements, unless the restricted shares are forfeited earlier, as provided herein.

VESTING

The Recipient will be entitled to sell or otherwise dispose of the shares at any time after satisfying applicable vesting requirements. Vesting may be time based, requiring continued employment for a specified period of time; performance based, requiring achievement of specified performance objectives; or a combination of time and performance based criteria. Awards may provide a time based Vesting Date with the possibility of accelerated vesting if specified performance objectives are achieved prior to such Vesting Date. If the

Recipient’s employment with the Corporation is terminated prior to the Vesting Date or Vesting Achievement Date (as applicable) or if performance objectives are not satisfied by the Vesting Achievement Date, the Recipient will forfeit the shares and will receive no value for such shares, except as provided for under the “TERMINATION OF EMPLOYMENT” section that follows. If the recipient engages in certain types of misconduct, vested shares may be cancelled without payment and gains realized in prior sales of vested shares may be subject to recapture by the Corporation (see “FORFEITURE OF INTERESTS AND GAINS,” below.)

SHAREHOLDER RIGHTS

During the period of time that the Restriction remains in effect, the Recipient shall be the record owner of the shares represented by the Award and shall, unless forfeited prior to the Vesting Date or Vesting Achievement Date, be entitled to all rights of ownership with respect to the shares, including, without limitation, the right to vote the shares and to receive any dividends therein, except that the Recipient will not have the right to sell, transfer, encumber, pledge or otherwise convey any interest in the shares.

TERMINATION OF EMPLOYMENT

In the event that the Recipient terminates employment prior to the Vesting Date or Vesting Achievement Date, the Recipient’s rights in the Restricted Stock Award shall be forfeited immediately unless the Committee, in its sole discretion, acts to vest a Recipient in all, or a portion of, the Award.

NONASSIGNABILITY

During the period that the Restriction is in effect, no assignment or transfer of any interest of the Recipient of any of the rights represented by the Award, whether voluntary or involuntary, by operation or law or otherwise, shall be permitted except by will or the laws of descent and distribution.

ADJUSTMENTS

If the Corporation effects a subdivision or consolidation of shares of common stock or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of outstanding common stock without receiving consideration therefor in money, services or property, the number of shares of common stock represented by an Award shall be adjusted in the same manner and to the same extent as all other shares of common stock of the Corporation.

CHANGE OF CONTROL

In the event of a change of control or restructuring of the Corporation, the Committee on Compensation and Executive Development of the Corporation’s Board of Directors (the “Committee”) may, in its discretion, take certain actions with respect to outstanding Awards to assure fair and equitable treatment of LTI Plan participants. Such actions may include: acceleration of the Vesting Date; offering to purchase an outstanding Award from the holder for its equivalent cash value (as determined by the Committee); or providing for other adjustments or modifications to outstanding Awards as the Committee may deem appropriate.

For purposes of the Plan, a “change of control” means: (i) the acquisition of 20% of the Corporation’s outstanding voting shares by a person, entity or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934); (ii) a change in the majority of the Board of Directors such that the members of the new majority are not approved by two-thirds of the incumbent members; (iii) a merger, reorganization, or consolidation or similar transaction resulting in a business combination where shareowners before the transaction own less then 50% of the new entity, or a person, entity or group owns 20% or more of the shares of the new entity; or (iv) a dissolution or liquidation of the Corporation.

NOTICES

Every notice or other communication relating to the LTI Plan, the Award or this Schedule of Terms shall be delivered electronically or mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party. Notices by the Recipient to the Corporation shall be mailed to or delivered to the Corporation at its office at United Technologies Building, MS504, Hartford, CT 06101, Attention: Program Administrator – Stock Options, or emailed to stockoptionplans@utc.com and all notices by the Corporation to the Recipient shall be transmitted to the Recipient’s email address or mailed to his or her address as shown on the records of the Corporation.

ADMINISTRATION

Awards granted pursuant to the LTI Plan shall be interpreted and administered by the Committee provided, however, that awards to non-employee directors shall be administered by the Committee on Nominations and Governance. The Committee shall establish such procedures as it deems necessary and appropriate to administer Awards in a manner that is consistent with the terms of the LTI Plan.

Pursuant to the terms of the LTI Plan, the Committee may delegate to employees of the Corporation its authority and responsibility to grant, administer and interpret Restricted Stock Awards. Subject to certain limitations, the Committee has delegated to the Chief Executive Officer the authority to grant Restricted Stock Awards, and has further delegated the authority to administer and interpret such Awards to the Senior Vice President, Human Resources and Organization, and to such subordinates as he or she may further delegate, except that Awards to employees of the Corporation who are either reporting persons under Section 16 of the Securities Exchange Act of 1934 (“Insiders”) or members of the Corporation’s Executive Leadership Group will be granted, administered, and interpreted exclusively by the Committee and awards to non-employee directors will be granted, administered and interpreted exclusively by the Committee on Nominations and Governance.

PAYMENT BY RECIPIENT

Except as provided under the caption “TAXES/WITHHOLDING” below, no payment shall be required of the Recipient at the time he or she receives a Restricted Stock Award or at the time the Restriction is removed.

TAXES/WITHHOLDING

The Recipient shall be responsible for any income or other tax liability attributable to any Award (including any dividends therein). The Committee shall take such steps as are appropriate to assure compliance with applicable federal, state and local tax withholding requirements with respect to the grant of the Award or the removal of any Restriction. The Corporation shall, to the extent permitted by law, have the right either to withhold directly from any payment or delivery of shares due the Recipient or from the Recipient’s regular compensation or shall require, as a condition of the removal of the Restriction, the payment by the Recipient of all federal, state and local taxes of any kind required by law to be withheld with respect to any Award.

RIGHT OF DISCHARGE RESERVED

Nothing in this or any Award made pursuant thereto shall confer upon any Recipient the right to continue in the employment or service of the Corporation or any affiliate thereof for any period of time or affect any right that the Corporation or any subsidiary or division may have to terminate the employment or service of such Recipient at any time for any reason.

FORFEITURE OF INTERESTS AND GAINS

Restricted shares, whether or not vested, shall be forfeited and a Recipient will be obligated to repay gains realized from the sale of shares if the Recipient is terminated for “cause” or if during the twelve month period following termination the Recipient solicits any employee of the Corporation for a position outside of the Corporation or publicly disparages the Corporation or otherwise makes statements materially detrimental to the interests of the Corporation. Termination for cause means criminal conduct involving a felony in the U.S. or the equivalent of a felony under the laws of other countries, material violations of civil law related to the Recipient’s job responsibilities, fraud, dishonesty, self-dealing, breach of the Recipient’s intellectual property agreement or willful misconduct that the Committee determines to be injurious to the Corporation. In the event of termination for cause, or if, following termination, the Corporation determines that the Recipient engaged in conduct that constituted the basis for termination for cause, or if the Recipient engages in prohibited disparagement or solicitation of employees following termination, the Recipient shall be obligated to repay all gains realized from LTI Plan awards during the 12 month period preceding the earlier of the date of termination for cause, the date of the relevant misconduct, or the date the misconduct is discovered, as applicable.

NATURE OF PAYMENTS

All Awards made pursuant to the LTI Plan are in consideration of services performed for the Corporation or affiliate employing the Recipient. Any gains realized pursuant to such Awards constitute a special incentive payment to the Recipient and shall not be taken into account as compensation for purposes of any of the employee benefit plans of the Corporation or any affiliate.

INTERPRETATIONS

This Schedule of Terms and each Statement of Award are subject in all respects to the terms of the LTI Plan. In the event that any provision of this Schedule of Terms or any Statement of Award is inconsistent with the terms of the LTI Plan, the terms of the LTI Plan shall govern. Any question of interpretation or administration arising under this Schedule of Terms or any Statement of Award shall be determined by the Committee or its delegate, such determination to be final and conclusive upon all parties in interest.

AWARDS NOT TO AFFECT OR BE AFFECTED BY CERTAIN TRANSACTIONS

Restricted Stock Awards shall not affect in any way the right or power of the Corporation or its shareholders to effect (a) any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation’s capital structure or its business, (b) any merger or consolidation of the Corporation, (c) any issue of bonds, debentures, preferred or prior preference stocks holding any priority or preference to, or otherwise affecting the common stock of the Corporation or the rights of holders of such common stock, (d) the dissolution or liquidation of the Corporation, (e) any sale or transfer of all or any part of its assets or business, or (f) any other corporate act or proceeding.

Except as otherwise expressly provided in this Schedule of Terms, the issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect and no adjustment by reason thereof shall be made with respect to the number of outstanding shares subject to an Award hereunder.

GOVERNING LAW

The LTI Plan, this Schedule of Terms, and each Statement of Award shall be governed by and construed in accordance with the laws of the State of Delaware.